Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Hooker Furniture Corporation (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 6, 2018                                            By: /s/ Paul B. Toms, Jr.

                                                                                          Paul B. Toms, Jr.

                                                                                          Chairman and Chief Executive Officer

                                                                                    By: /s/ Paul A. Huckfeldt

                                                                                           Paul A. Huckfeldt

                                                                                           Chief Financial Officer and

                                                                                           Senior Vice President - Finance and Accounting